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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Star Gas Partners, L.P.

We consent to incorporation by reference in the registration statement to be filed on Form S-4 of Star Gas Partners, L.P. of our report dated November 13, 1998, relating to the consolidated balance sheets of Star Gas Partners, L.P. and subsidiary as of September 30, 1998 and 1997, and the related consolidated statements of operations, partners' capital and predecessor equity and cash flows for each of the years in the three-year period ended September 30, 1998 and related schedule, which report appears in the September 30, 1998 annual report on Form 10-K of Star Gas Partners, L.P.

Additionally, we consent to the incorporation by reference in the registration statement to be filed on Form S-4 of Star Gas Partners, L.P. of our report dated October 22, 1997 relating to the balance sheets of Pearl Gas Co. as of December 31, 1996 and 1995, and the related statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the November 24, 1997 current report on Form 8-K/A of Star Gas Partners, L.P.

Additionally, we consent to incorporation by reference in the registration statement to be filed on Form S-4 of Star Gas Partners, L.P. of our report dated March 20, 1998, relating to the consolidated balance sheets of Petroleum Heat and Power Co., Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1997 and related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Petroleum Heat and Power Co., Inc.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

Stamford, CT

February 3, 1999

                                          KPMG Peat Marwick LLP